CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Event:  June 27, 2013
(date of earliest event reported)

GREEN ENDEAVORS, INC.
(Exact name of registrant as specified in its charter)

Utah
(State or other jurisdiction of incorporation or organization)

000-54018 (Commission File Number)	27-3270121 (IRS Employer Identification Number)

59 West 100 South, Suite 200, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF

DIRECTORS; APPOINTMENT OF CERETAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On June 25, 2013 the current members of the Board of Directors of Green Endeavors Inc. (the “Company”) appointed Scott C. Coffman to serve as a member of the Board of Directors.  This appointment brings the current number of directors of the Company to three.  Mr. Coffman accepted the appointment to the Board on June 27, 2013. Mr. Coffman is employed by the Company as an accountant and has been working with the preparation of financial reports and accounting records of the Company for the past year.  There are no related party transactions with Mr. Coffman and the Company.  Mr. Coffman was subsequently appointed as the Chief Financial Officer of the Company.

Scott C. Coffman has a BS degree in Finance and an MBA with emphasis in masters level accounting coursework both from the University of Utah He has approximately 16 years of experience with Utah based public accounting firms in audit and taxation with substantial emphasis in audit for those years. He also has approximately nine years of CFO and Controller experience with small, private companies with employee counts ranging from approximately 10 to 300.

ITEM 8.01          OTHER EVENTS

On September 10, 2012, the Company issued the press release attached hereto as Exhibit 99.1.

ITEM 9.01          Financial Statements and Exhibits
The following exhibits are included as part of this report:
Exhibit No.	Page No.	Description

N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 2nd day of July, 2013.

 Green Endeavors, Inc.

/s/ Richard Surber
Richard Surber, CEO & President